(LOGO)
                                                          SECURITY BENEFIT(SM)
                                                          LIFE INSURANCE COMPANY

                     Security Benefit Life Insurance Company

                           FOUNDED IN 1892/TOPEKA, KS

Security Benefit Life, subject to the terms of this Policy, will pay the following benefits:

1. A retirement income to the Annuitant, if living on the Maturity Date, derived from applying the Policy Value to the option shown on the Policy Specifications pages.

2. The Death Benefit when due proof of the Annuitant's death prior to the Maturity Date is received at the Home Office at One Security Benefit Place, Topeka, Kansas 66636-0001.

This and the following pages are the Policy.

This Policy may be returned within 10 days after the Applicant receives it by delivering or mailing it to the Home Office or the agent through whom it was purchased. Immediately on such delivery or mailing, the Policy shall be deemed void from the beginning. Any purchase payments paid will be refunded.

SBL, when used in this Policy, means Security Benefit Life Insurance Company.

/s/ John F. Guyot                                 (Signature)

Secretary                                          President



                       A BRIEF DESCRIPTION OF THIS POLICY

This is a RETIREMENT ANNUITY POLICY:

- Benefit installments begin on the maturity date using the method as shown on the Policy Specifications pages.

-     Death Benefit is payable if the Annuitant dies prior to the Maturity Date.

- Flexible purchase payments are payable until the Maturity Date or until the prior death of the Annuitant.

ALL PAYMENTS AND VALUES PROVIDED BY THIS POLICY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                     SECURITY BENEFIT LIFE INSURANCE COMPANY
                                Security Benefit
                One Security Benefit Place, Topeka, KS 66636-0001
                                 1-800-888-2461

V6009 (7-81)                                                          BP  6009N1

                                   A GUIDE TO
                         THE PROVISIONS OF YOUR POLICY

PROVISION               CONTENTS

POLICY SPECIFICATIONS   Annuitant, dates, plan, payment, policy number, kind of
                        benefit, fees & charges, factors, interest rates, separate account./PG 3

GENERAL PROVISIONS      Introduction, the contract, incontestability,
                        misstatement of age or sex, claims of creditors, dates./PG 5

OWNER                   Rights of Owner, change of ownership (if allowed)./PG 5

DEATH BENEFIT           Benefit amount./PG 5

BENEFICIARY             Designation and way to change, distribution of
                        benefits./PG 5 - 6

PAYMENT OF BENEFITS     Way benefits may be paid, settlement options, additional
                        provisions./PG 6

PURCHASE PAYMENTS       Payment of purchase payments./PG 8

VALUATION               Value of General Account, Separate Account, state
                        premium taxes./PG 9

NONFORFEITURE           Policy value, termination value./PG 9 - 10

SEPARATE ACCOUNT        Introduction, ownership of Separate Account, Separate
PROVISIONS              Account defined, guaranteed annuity, variable annuity,
                        valuing first annuity installment, investment factors, accumulation unit value, annuity unit value, splitting units, fluctuation of values, transfer rights, change of account allocations./PG 11 - 12

APPLICATION             Owner, Beneficiary, allocation of purchase payment to
                        accounts./Attached to and a part of this policy.

                                                                       BP 6009N1

--------------------------------------------------------------------------------
                              POLICY SPECIFICATIONS
--------------------------------------------------------------------------------

ANNUITANT:               LISA ROE
                                                            DATE OF BIRTH      July 11, 1964
POLICY NUMBER:           NJVAR94                                 AND SEX:      Female
                                                            POLICY DATE:       Date First Purchase
                                                                               Payment Received by SBL
OWNER:                   LISA ROE

PLAN:                    Individual Retirement Annuity

MATURITY DATE:           July 11, 2059                      DATE OF ISSUE:     July 15, 2008

KIND OF BENEFIT:         Retirement Annuity Installments
                                                            MODE OF PAYMENT:   None

METHOD OF INSTALLMENT:   Life Annuity With Period Certain

ASSIGNMENT:              This policy may not be assigned.

V6009A (11-81)                           3

                     P O L I C Y  S P E C I F I C A T I O N S

Fees & Charges:       A $30.00 per year fee will be charged against the Policy
                      Value on each December 31st and the date the Policy is terminated (First and last policy fee prorated to the nearest $1). No charge will be made after the Effective
                      Date of Settlement Option 1, 2, 3, or 4. The charge will be made sequentially against the Series listed in the Separate Account section in descending order. The General
                      Account will be the last subject to charge. Each Series will be depleted before the next is charged.

Withdrawal Charge
   Factor:                   Policy Year at                   Withdrawal
                                Time of                          Charge
                              Termination

                                   1                              .08
                                   2                              .07
                                   3                              .06
                                   4                              .05
                                   5                              .04
                                   6                              .03
                                   7                              .02
                                   8                              .01
                               9 or later                         .0
Free Withdrawal
   Factor:            .10

Guaranteed Interest
   Rates:             4.5% for all years.

Plan: As used in this Policy, the Plan shall mean a document or agreement which provides the authority for purchase of the Policy for the Annuitant. The Plan must meet the requirements of the Internal Revenue Code as shown on the Application. The Plan is not a part of this Policy. SBL assumes no obligation under the Plan.

                                                                     15-60090-12
V6009A (11-81)                         -3A-                             BP 60091

                     P O L I C Y  S P E C I F I C A T I O N S

Separate Account:     The Owner may allocate purchase payments to the following
                      SBL Separate Account and the Series in which the Separate
                      Account is invested. The Owner may allocate purchase payments to the General Account of SBL.

                      Separate Account:   VARIFLEX, containing:

                         Money Market Series: Which is invested in Series C of
                            SBL Fund. Annuity Unit value was set at $1 on 04-01-84.

                         High Grade Income Series: Which is invested in Series E
                            of SBL Fund. Annuity Unit value was set at $1 on 04-24-85.

                         Income-Growth Series: Which is invested in Series B of
                            SBL Fund. Annuity Unit value was set at $1 on 04-01-84.

                         Growth Series: Which is invested in Series A of SBL
                            Fund. Annuity Unit value was set at $1 on 04-01-84.

                         Worldwide Equity Series: Which is invested in Series D
                            of SBL Fund. Annuity Unit value was set at $1 on 04-01-84.

                         Social Awareness Series: Which is invested in Series S
                            of SBL Fund. Annuity Unit value was set at $1 on 04-23-91.

Actuarial Risk Fee:   Accumulation Units:  .00003307502 (1.2% Annually)
   (ARF)              Annuity Units:  .00003307502 (1.2% Annually)

Allocation Fee:       $0.00

                                                                     15-60091-13
V6009A (11-81)                         -3B-                             BP 60092

                     P O L I C Y S  P E C I F I C A T I O N S

Minimum Purchase      If the purchase payment is allocated to more than one
Payment:              Series or the General Account, the amount of each purchase payment allocated to each of the Series or the General
                      Account must be at least $25.00.

Change of Account:    The Owner may change the allocation of future purchase
                      payments to the General Account and the various Series. To make a change, a written notice must be received in the Home Office of SBL. If the change will allocate future purchase payments to more than one Series or the General
                      Account, the amount of each purchase payment to each Series or the General Account must be at least $25.00.
                      There will be no charge for the first allocation change in a year. For each additional change in a year, a charge of an allocation fee (shown previously) will be made. A change in allocation will not affect purchase payment allocations before the change.

Method of Charging:   The Allocation Fee will be charged sequentially to the
                      Policy Value in the Series in the descending order shown in the Separate Account Section. The Policy Value of each
                      Series will be depleted before the next is charged. The
                      General Account will be the last charged.

Settlement Option     Settlement Options will not be allowed which would result
   Restrictions:      in constructive receipt of Policy Values, if 1 and 2 both
                      occur:

                            1)    This Policy is to qualify under Section 403(b)
                                   of the Internal Revenue Code.

                            2) The Participant has no cost basis in the Policy Value.

                                                                     15-60090-07
V6009A (11-81)                         -3C-                             BP 60093

                     P O L I C Y  S P E C I F I C A T I O N S

Transfer Rights       The Owner may transfer part of the Policy Value between
   (Prior to the      the various Series and the General Account once every 30
   Effective Date     days. A transfer fee (shown following) will be charged
   of a Settlement    after the first transfer in a policy year. A transfer
   Option):           within 30 days of the Maturity Date can be made without
                      charge. The total of dollar amounts transferred from the General Account during a policy year will be limited to the greatest of the three following values:

                            1.    Five thousand dollars ($5000.00).

                            2. One third (1/3) of the amount of the Policy Value in the General Account at time of transfer.

                            3.    The product of multiplying "a" by "b", where:

                                  "a" is the total of dollar amounts transferred from the General Account during the previous policy year.

                                  "b" is 1.2.

Settlement Option,    Once installments have begun, the Owner may elect, once
   Transfer After     each calendar year, to convert annuity units of one Series
   First              to annuity units of another Series. The conversion cannot
   Installment:       be made within the 5 day period prior to and including the day an installment is to be paid. Conversions that would have been made during this 5 day period shall be made on the business day after the installment payment date. This right to convert annuity units does not include the right to convert a variable annuity of any Series into a fixed annuity of the General Account. Neither may a fixed annuity of the General Account be converted to a variable annuity of any Series. The amount of each installment after the conversion must still be at least $25.00 for each Series.

Transfer Fee:         $0.00

Method of Charging:   The Transfer Fee will be charged sequentially to the
                      Policy Value in the Series in the descending order shown in the Separate Account section. The Policy Value of each Series will be depleted before the next is charged. The
                      General Account will be the last charged.

                                                                     15-60091-15
V6009A (11-81)                        -3D-                               BP60098

GENERAL PROVISION
   Introduction       This Policy is a Retirement Annuity. The first annuity
                      installment is determined from the Policy Value and the Settlement Option Rate.

   The Contract       The entire contract between the Owner and SBL consists of
                      the Application, this Policy, and any endorsements or riders attached to the Policy. A copy of the Application is attached to this Policy at issue. All statements made in the Application will, in the absence of fraud, be deemed representations and not warranties. SBL will use no statement made by or on behalf of the Annuitant to void this Policy unless it is in the written Application. Any change in the contract can be made only with the written consent of the President, a Vice President, or the Secretary of SBL.

   Incontestability   SBL will not contest the validity of this Policy after it
                      has been in force during the lifetime of the annuitant for 2 years from the Date of Issue.

   Misstatement of    If the age or the sex of the annuitant has been
   Age or Sex         incorrectly stated, the benefits under this Policy will be those the purchase payments would have purchased for the correct age and sex.

   Claims of          The Policy Value, Termination Value, and benefits under
   Creditors          this Policy will be exempt from the claims of creditors to the extent permitted by law.




   Dates Years, months and anniversaries are all measured from the Policy Date. The contestable period begins with the Date of Issue. All dates are shown on the Policy Specifications pages.

   Facility of        In some cases a payee will, in the opinion of SBL, not be
   Payment            able, for physical or mental reasons, to give a good
                      receipt and discharge for any benefit payment due. In this case, SBL may make payment of the amount due in installments to those persons whom SBL believes are caring for and supporting the payee. The installment under this section will not be greater than $250 per month. The installments under this section will stop when a claim is made by a duly appointed guardian or legal representative of the payee. Payment to such persons will discharge SBL from liability for the installments paid. SBL will assume no responsibility for the proper use of the installments paid under this section.

   Evidence of        SBL may require proof that any payee is living on any date
   Survival           a payment or installment is due to the payee. The proof
                      must be satisfactory to SBL.

   Due Proof          Any of the following items will be sufficient as due proof
   of Death           of death:

                            1.    A copy of a certified death certificate

                            2. A copy of a certified decree of a court of competent jurisdiction as to the finding of death.

                            3. A written statement by a medical doctor who attended the deceased annuitant.

                            4.    Any proof satisfactory to SBL.
OWNER

   Rights of Owner    The Annuitant is the Owner of this Policy, unless 1 or 2
                      occurs:
                            1.    Some other Owner is named in the application.

                            2.    The Owner is later changed.

                      The Owner has all rights in this Policy while the Annuitant is living.

                      If the Owner dies before the Annuitant, unless otherwise provided, the Owner's estate shall become the Owner.

   Change of          If allowed by the Assignment section of the Policy
   Ownership          Specifications pages, the Owner can designate a new owner
                      by written notice satisfactory to SBL. The change in ownership will take effect as of the date the notice was signed. The change will be subject to any payment made or other action taken by SBL before the change was received by SBL. SBL may require the Policy for endorsement. A
                      Change of Ownership does not automatically cause a Change of Beneficiary.

DEATH BENEFIT

   Benefit Amount     When due proof, satisfactory to SBL, of the Annuitant's
                      death prior to the Maturity Date is received at the Home
                      Office, SBL will pay the death benefit to the Beneficiary.
                      The death benefit will be the greater of 'a' or 'b' where:

                            a -   is the Policy Value.

                            b - is the total of all purchase payments received by SBL less the total of all Termination Values Paid.

V6009B (R11-81)                        5                               BP 6009T1

BENEFICIARY

   Beneficiary        The Beneficiary will receive the benefits, if any, under
   Designation and    this Policy in the case of the death of the Annuitant
   the Way to         while this Policy is still in force. The Beneficiary is
   Change It          named in the Application. However, the Beneficiary may be
                      changed by the Owner during the Annuitant's lifetime. To make a change, a written notice, satisfactory to SBL, must be received at the Home Office. The change will take effect as of the date the notice was signed, even if the Annuitant has died before SBL receives it, unless SBL has already paid the benefits. SBL may require this Policy for endorsement.

   Distribution       More than one Primary Beneficiary may be named. The share
   of Benefits        each is to receive may also be specified. The respective
                      shares will be paid to any Primary Beneficiary alive at the death of the Annuitant. If none survive the Annuitant, payment will be made to any Contingent Beneficiaries who are alive. Surviving Beneficiaries in the same class will receive equal shares unless otherwise stated.

                      If no Beneficiary survives the Annuitant, the benefits will be paid to the Annuitant's estate. If any Beneficiary dies within twenty-four (24) hours after the Annuitant, the benefits will be paid as if the Beneficiary died before the Annuitant.

PAYMENT OF
BENEFITS

   The Way            The Owner, during the lifetime of the Annuitant and 30
   Benefits May       days prior to the Maturity Date, has the right to choose
   be Paid            to have the benefit amount paid in one of the following
                      ways instead of in a single sum. If the Owner has not elected an option at the time of death of the Annuitant, the Beneficiary may choose one of the options. To make an election, a written notice, satisfactory to SBL, must be received at the Home Office. No election can be put into effect which requires SBL to make a periodic payment of less than $25.00.

                      For settlement options 1, 2, 3, and 4 reference should be made to the Separate Account portion of this Policy. In that portion the definitions of a guaranteed and a variable annuity, and the basis for the value of the second and later installments are given.

   Settlement               1.    Life Option: Paid in annual, semiannual,
   Options                        quarterly or monthly installments during the
                                  lifetime of the payee. Table A (see Settlement
                                  Option Installment Rates) shows the minimum first monthly installment for each $1,000 of benefit amount.

                            2. Life with Fixed Period Option: Paid in annual, semiannual, quarterly, or monthly installments. A period of five, ten, fifteen, or twenty years may be specified. Installments will be paid for the length of the period, and after for as long as the payee lives. Table A shows the minimum first installment payable monthly for each number of years.

                            3. Life with Unit Refund Option: Paid in annual, semiannual, quarterly or monthly installments. Installments will be paid for the length of the period obtained by dividing the benefit amount by the first installment, and for as long after as the payee lives. Table A shows the minimum first monthly installment for each $1,000 of benefit amount.

                            4. Joint and Last Survivor Option: Paid in annual, semiannual, quarterly or monthly installments to the last death of the payee and a named secondary payee. Table B shows the minimum first monthly installment for each $1,000 of benefit amount.

                            5.    Fixed Period Option: Paid in annual,
                                  semiannual, quarterly or monthly installments for a set number of years. Any number of years (not over 20) may be specified. For variable annuity installments, the installment will be the product of 'a' times 'b' where:

                                  a -   is the accumulation unit value for the
                                        day the installment is paid.

                                  b -   is the number of accumulation units
                                        applied to the option divided by the
                                        number of payments selected.

                                  For a guaranteed annuity, the installments will be determined by SBL and will reflect an effective yearly interest rate of not less than 2.5%.

                            6. Fixed Installment Option: Paid in equal annual, semiannual, quarterly, or monthly installments (not less than $6.25 per $1,000 applied) until the amount applied, adjusted daily for investment results, is paid. On benefit amounts placed in the General Account, interest on the unpaid balance will be paid at an effective yearly rate of not less than 2.5% per year. The last installment will be the remaining sum left with SBL.

                            7. Deposit Option: Left on deposit with SBL in the General Account at an effective yearly interest rate of not less than 2% per year. Interest will be paid annually, semiannually, quarterly or monthly as elected. Withdrawal of the amount left on deposit may be made at any time.

                                        6                              BP 6009T1

                       SETTLEMENT OPTION INSTALLMENT RATES

--------------------------------------------------------------------------------

                           SINGLE LIFE INCOME OPTIONS
                           Table A - Option - Monthly
                        Installments for a fixed term and
                      afterwards as long as the payee lives
                          per $1,000 of benefit amount

--------------------------------------------------------------------------------

           Adjusted
              Age       Monthly Installments Guaranteed    Unit
           of Payee     0     60    120    180      240    Refund
--------------------------------------------------------------------------------
              55      4.75   4.74   4.70   4.63     4.53    4.57
              56      4.85   4.83   4.78   4.70     4.59    4.64
              57      4.94   4.93   4.87   4.78     4.66    4.72
              58      5.05   5.03   4.97   4.87     4.73    4.81
              59      5.16   5.14   5.07   4.96     4.80    4.90

              60      5.27   5.25   5.17   5.05     4.87    4.99
              61      5.40   5.37   5.28   5.14     4.94    5.09
              62      5.53   5.50   5.40   5.24     5.01    5.20
              63      5.67   5.63   5.52   5.34     5.08    5.31
              64      5.82   5.78   5.66   5.45     5.15    5.43

              65      5.98   5.94   5.80   5.55     5.22    5.55
              66      6.16   6.11   5.95   5.67     5.28    5.69
              67      6.36   6.29   6.10   5.78     5.35    5.83
              68      6.57   6.49   6.27   5.89     5.40    5.99
              69      6.80   6.71   6.45   6.01     5.46    6.15

              70      7.04   6.94   6.63   6.12     5.51    6.32

                  Rates not shown will be provided on request

--------------------------------------------------------------------------------
  Joint & Last
    Survivor                Payee
Table B - Monthly         Adjusted            Secondary Payee Adjusted Age
  Installments              Age          55       60       62       65       70
--------------------------------------------------------------------------------
Until last Death             55         4.19     4.34     4.40     4.47     4.57
of Two Payees                60         4.34     4.56     4.65     4.77     4.94
per $1,000 of                62         4.40     4.65     4.75     4.89     5.10
benefit amount               65         4.47     4.77     4.89     5.07     5.36
                             70         4.57     4.94     5.10     5.36     5.81

V6009C-1 (7-82)                         -7-                            BP 600971

   Additional         Other reasonable provisions can be made for the payment of
   Provisions For     the benefits under this Policy. Any such provision must be
   Payment of         agreed to by SBL.
   Benefits
                      Tables A and B assume 1906 as the year of birth of the payee. To use Table A for a payee born after 1906, the actual age is reduced by .05 for each year the year of birth exceeds 1906. For a payee with a birth year prior to 1906, the actual age is increased in like manner. The actual age (in completed months) reduced or increased becomes the adjusted age with which to use Table A or B.
                      Tables A and B are based on the 1971 Individual Annuity
                      Mortality table with 3.5% interest.

                      Benefit payment options shall be available only with the consent of SBL if the proposed payee be other than a natural person not acting as fiduciary.

                      The Effective Date of a Settlement Option for options 1 through 6 is the date the first installment is due to the payee. For option 7 the first interest payment will be made at the end of the period selected, with the effective date being the date at the beginning of the period. If this Policy has a Policy Value, and the Owner has not made any election to the contrary, the settlement option shown on the Policy Specifications pages will become effective on the Maturity Date. In this case, the amount applied will be the Policy Value.

                      Installments required to be paid, if any, after the death of a payee under a settlement option will be paid as due to the surviving or next succeeding payee. If none was named or has survived, SBL will pay the present value of the remaining required installments, in a single sum, to the payee's estate. The present value of any remaining required installments is always less than the sum of those installments because of the effect of compound interest. The effective yearly interest rate to be used will be the rate actually used to calculate the periodic installment (but not less than 3.5%) for options 2 and 3. For options 5, 6, and 7 the present value will be the amount remaining with SBL.

                      For guaranteed annuity settlements, additional interest may be paid on the amount applied under the various settlement options. The amount and method of payment of the additional interest will be determined by SBL.

                      On the Effective Date of a Settlement Option, the settlement option rates being used for single payment immediate annuity policies of this class, which are then being issued by SBL, may produce a higher first installment than guaranteed in this policy. If this is the case, the Owner may elect to have SBL use the rates from the single payment immediate annuity policies then being issued by SBL. This election can be made only if permitted by the laws of the state where the election is made.

                      At any time, any amount remaining under option 5, 6 or 7 may be withdrawn. For options 5 and 6, a Withdrawal Charge may be made if 5 years have not elapsed from the Effective Date of the Settlement Option. For option 7, a Withdrawal Charge may be made regardless of how long interest has been paid. Refer to the Nonforfeiture portion of this Policy for details. If the amount withdrawn is at least $2,000, it may be applied to any one of the first four options.

                      When any of the options 1, 2, 3, or 4 are elected, the Owner may choose to increase the installments. Such election must be made in writing to SBL before the Effective Date of the Settlement Option and must be accompanied by a cash purchase payment to provide the additional installments. A cash purchase payment of $1,030 is required to increase the installments by the amount indicated per $1,000 of benefit amount shown in Tables A and B. Cash purchase payments applied under this provision which produce a total installment of more than 2 times the installment produced using the benefit amount alone must be approved by SBL.

                                       -8-                             BP 600971

PURCHASE PAYMENTS

   Payment of         This Policy will be in force when the first purchase
   Purchase Payments  payment is received by SBL. Purchase payments are payable from the Policy Date to the Maturity Date or to the death of the Annuitant. The amount of a purchase payment may be increased or decreased from the prior payment amount. A purchase payment may not be less than $25.00 without the approval of SBL. The total of the purchase payment may not exceed $100,000 without the approval of SBL. Any excess purchase payments will be subject to conditions that SBL may apply at that time.

                      All purchase payments are payable at the Home Office of SBL. If the Owner stops paying purchase payments and this Policy is not terminated, the Owner may resume paying purchase payments subject to the conditions above.

                      Purchase payment intervals are determined by the mode selected by the Owner and shown on the Policy Specifications pages. The mode of the purchase payment may be changed by notifying SBL in writing.

VALUATION

   Accumulations of   The purchase payments received by SBL from the Policy Date
   Purchase Payments  to the Maturity Date will be applied to increase the
   Allocated to the   Policy Value of this Policy. The purchase payments will be
   General Account    deposited in the General Account of SBL and the Series of
                      the Separate Account of SBL as directed by the Owner. The investments of the General Account of SBL meet the requirements for the investment of life and annuity reserves under the insurance code of the state where this Policy was issued.

                      The Policy Value in the General Account on any date will be the Policy Value in the General Account on the previous anniversary date increased with interest to the date and increased or decreased by the following events occurring after the anniversary date:

                            1. Purchase payments received and allocated to the General Account.

                            2.    Benefits paid from the General Account.

                            3. Deductions from the Policy Value in the General Account for the various charges and fees of this Policy.

                            4. Transfers of part of the Policy Value in the General Account to the Separate Account.

                            5. Transfers of part of the Policy Value in the Separate Account to the General Account.

                            6.    Interest on items 1 through 5 from the
                                  transaction date to the date.

                      The effective yearly rate of interest used to calculate the Policy Value in the General Account will be at least the amount shown in the Guaranteed Interest Rate section of the Policy Specifications. SBL may, at the decision of its Board of Directors, credit interest in excess of that guaranteed. The amount and method of crediting this excess interest will be determined by SBL.

                      The transfers noted in items 4 and 5 can not be made unless specific allowance is made for them in the Policy Specifications pages.

   Separate Account   In addition to the General Account Policy Value, the
                      Policy Value will be increased by the dollar value of the accumulation units in the Separate Account.

   State Premium      The Policy Value will be reduced by any state premium
   Taxes              taxes which SBL is required to pay on behalf of this
                      Policy.

NONFORFEITURE

   Policy Value       The Policy Value will be as explained in the Valuation
                      portion of this Policy. SBL will notify the Annuitant annually of the Policy Value to date. This Policy will cease to have a Policy Value after termination of this Policy, death benefits are paid, or the Effective Date of a Settlement Option.

   Termination Value  The Owner may terminate the Policy or withdraw part of the
                      Policy Value any time prior to the Maturity Date. The request for termination or withdrawal must be sent to the Home Office of SBL in writing. When SBL receives the request it will determine a Termination Value and pay the Termination Value to the Owner.

                                       -9-                             BP 600973

NONFORFEITURE
   (Continued)

   Termination Value  The Termination Value will be the value asked to be
   (Continued)        withdrawn reduced by a Withdrawal Charge. The Withdrawal
                      Charge will be the product of 'a' times 'b' where:

                            a - is the value asked to be withdrawn.

                            b - is the appropriate Withdrawal Charge Factor shown on the Policy Specifications pages.

                      The value of 'a' in the above product will be reduced if, at the time the request is processed, either or both of 1 or 2 occur:

                            1. The value asked to be withdrawn is greater than the total of the following:

                                  i. total purchase payments received by SBL;

                                  ii. plus any amount by which 'a' was reduced because of item 1 or 2 at the time of any prior withdrawal;

                                  iii. less total prior values asked to be withdrawn from this Policy.

                            2. This is the first withdrawal processed this year and at the time more than one year has elapsed from the Policy Date.

                      For item 1, 'a' will be the value defined in item 1. For
                      item 2, 'a' will be reduced by the Free Withdrawal Amount. The Free Withdrawal Amount is the product of the Policy Value, at the time the request is processed, times the Free Withdrawal Factor shown on the Policy Specifications pages. In the case where both item 1 and 2 apply, 'a' will be reduced by the greater of the two possible reductions. In no case will the Withdrawal Charge be less than zero.

                      If a request to withdraw part of the Policy Value does not state which of the Series or the General Account the value is to be withdrawn from, SBL will deplete the Policy Value of the Series in the descending order listed under the Separate Account section of the Policy Specifications pages. The General Account will be the last to be depleted.

                      When part of the Policy Value is withdrawn, the Policy Value will be reduced by the value asked to be withdrawn.

                      If the value asked to be withdrawn would reduce the Policy Value by 90% or more, SBL may terminate this Policy and pay the Owner the total Termination Value.

                      The Termination Value will always equal or exceed the minimum required by law.

                      The Termination Value is a benefit of this Policy.

                      Any Termination Value paid for a partial withdrawal may be repaid under this Policy only within the 30 day period immediately preceding the Effective Date of a Settlement Option elected under options 1, 2, 3, or 4. SBL may apply its then current annuity settlement option rates for this class of policies to convert these repayments to installments.

                      The Termination Value will be the value asked to be withdrawn if:

                            1. The Value is applied under settlement options 1, 2, 3, or 4 (See Payment of Benefits portion of this Policy).

                            2. The Value is applied under settlement options 5 or 6, and the installments will be paid over 5 or more years.

                      Payment of any Termination Value will be made within 7 days of the day the request is received at the Home Office of SBL, except that a day on which one of the following events occur will not be counted as one of the 7:

                            1. The New York Stock Exchange is closed except for holidays or weekends.

                            2. The Securities and Exchange Commission has determined that trading on the New York Stock Exchange is restricted.

                            3. The Securities and Exchange Commission permits postponement and so orders.

                            4.    An emergency exists, as defined by the
                                  Securities and Exchange Commission, so that valuation of the assets or disposal of securities is not reasonably practicable.

                                      -10-                             BP 600973

SEPARATE ACCOUNT
PROVISIONS

   Introduction       This portion of this Policy contains the provisions
                      relating to the Separate Account of SBL to which the Owner of this Policy may allocate purchase payments. The
                      Separate Account and Series are shown in the Separate
                      Account section of the Policy Specifications pages.

   Ownership of       SBL has exclusive and absolute ownership and control of
   Separate           the assets of the Separate Account. The Owner of this
   Account            Policy is entitled to vote at meetings of Owners of
                      policies of this class as required under the Investment
                      Company Act of 1940. SBL will send the Owner at least once each year a report stating the number of accumulation units credited to his account, a statement of investments held by each Fund, proxy material, and a voting form.

   Separate           The Separate Account which is invested in the Series, as
   Account            shown on the Policy Specifications pages, has been
   Defined            established by SBL under the laws of Kansas. The Separate
                      Account is a unit investment trust. When used in this Policy, Separate Account will mean the assets of SBL in the Separate Account and Series shown on the Policy
                      Specifications pages, established by SBL to provide variable benefits for this class of policies. The income, gains, and losses from the Separate Account and each of the Series will be charged to it, without regard to the experience of the other Series and Separate Account.

   Funds              The Series of the Separate Account each are invested
   Defined            wholly in the Funds as shown on the Policy Specifications
                      pages. The Funds are diversified, open-end management investment companies registered under the Investment
                      Company Act of 1940.

   Guaranteed         A guaranteed annuity is an annuity with installments which
   Annuity            are guaranteed as to dollar amount throughout the payment
   Defined            period. The reserves, required by law to be maintained, to fund the installments will be held in the General Account of SBL. The installments for a guaranteed annuity must be at least $25.00.

   Variable           In contrast, a variable annuity is an annuity with
   Annuity            installments varying with the net investment results of a
   Defined            Series within the Separate Account. The first installment
                      is determined by using the values in Table A or B and settlement options 1, 2, 3, 4, 5 or 6 of the Payment of
                      Benefits portion of this Policy. Also, other reasonable provisions for the first installment can be made. Any such provision must be agreed to by SBL.

                      After the first installment is determined for a particular Series the number of annuity units is determined by dividing the first installment by the annuity unit value for that day for each Series from which installments are to be made. The amount of each subsequent installment is that number of annuity units for the Series multiplied by the annuity unit value for the Series for the day the installment is due. The sum of the installments for all Series and the General Account is the total installment the payee will receive.

                      The first installment from each Series must be at least $25.00. If at any time any installment from any Series becomes less than $25.00, SBL may change the frequency of installments. The change will be such as will result in installments of at least $25.00.

                      SBL guarantees that the dollar amount of any variable annuity installment will not be affected by the mortality experience of the payees. SBL also guarantees that the variable annuity installment will not be affected by the actual expenses of administering the benefits.

                      At the time of election of a Settlement Option, it may be specified how the total benefit amount is to be allocated between the Series and the General Account for calculation of the first installments. If the allocation is not specified, the benefit amount as it then exists among the Series and the General Account will be applied to calculate the first installments.

   Valuing First      For calculating the first installment for an annuity, the
   Annuity            value of the accumulation units applied to settlement
   Installment        options 1, 2, 3, or 4, will be the value at the end of the second day before the first installment is paid. For settlement options 5, 6, and 7, the value of the accumulation units applied will be the value on the day the installment is paid.

V6009B (R11-81)                       -11-                             BP 6009U1

SEPARATE ACCOUNT
PROVISIONS
   (Continued)

   Investment         The Gross Investment Factor (GIF) for any day for a Series
   Factors            is equal to value 'a' divided by value 'b'. For each
                      Series, value 'a' is the sum of the Fund's net asset value per share at the close of business on that day plus the dividends or other distributions per share on that day.
                      Value 'b' is the net asset value at the close of business on the preceding day. On days when the New York Stock
                      Exchange is not open for trading, the GIF is one. No purchase, benefit, or installment payments will be made on days when the New York Stock Exchange is closed.

                      The Net Investment Factor (NIF) for any day for a Series is the GIF for the Series less the Actuarial Risk Fee
                      (ARF) and less a deduction for any increases in the income tax expense for the Series for the day. The ARF is shown on the Policy Specifications pages.

   Accumulation       The value of the accumulation unit for each Series in the
   Unit               Separate Account is the net asset value per share of the
   Values             Fund in which the Series is invested. Dividend and other
                      cash distributions made by the Fund to the Series will be reinvested in additional mutual fund shares of the same
                      Fund and additional accumulation units will be credited to this Policy. The expense items applied in the calculation of the NIF (the ARF and taxes) will be applied to the Policy Value. Mutual Fund shares of the Fund will be sold to pay for these expense items and the accumulation units credited to this Policy will be reduced. Also, the Charges and Fees, explained in that section of the Policy
                      Specifications pages, will result in the sale of shares of the Fund and a reduction of the accumulation units credited to this Policy. Purchase payment amounts allocated to each Series will be used by SBL to purchase additional accumulation units of that Series. The number of units purchased will be the amount allocated to the Series divided by the value of one accumulation unit for the Series on the day the purchase payment is received by SBL. Benefit payments because of death or by withdrawal of part or all of the Termination Value will result in a reduction of the number of accumulation units credited to this Policy. The reduction will be sufficient to generate the necessary Policy Value Change.

   Annuity Unit       The annuity unit value associated with a Series for any
   Values             day is determined by multiplying the annuity unit value
                      for the immediately preceding day by the product of 'a' times 'b':

                            a - is the NIF for the Series for the second day preceding the date for which the value is being determined.

                            b -   is the daily Interest Neutralization Factor
                                  (INF) of .9999057540.

                      The INF is required to neutralize the assumed interest rate built into Table A and B. The value of an annuity unit may increase or decrease in dollar amount. The first annuity unit value and the date it was set for each Series is shown in the Separate Account Section of the Policy Specifications pages.

   Splitting Units    SBL has the right to split the value of any annuity or
                      accumulation unit if such is deemed to be in the best interest of the Owner, the Annuitant and SBL. Any split made will be made equitably and will have no material effect on the benefits and provisions of the Policy.

   Fluctuation of     The Policy Value and Termination Value of the Separate
   Values             Account may be less than the total value of the purchase
                      payments allocated to it adjusted for withdrawals, transfers, and benefits. SBL does not guarantee the investment performance of the Funds in which the Separate
                      Account is invested.

                                      -12-                             BP 6009U1

                  ENDORSEMENT FOR ANNUITY POLICY LOAN PROVISION

      INTRODUCTION AND REQUIREMENTS FOR LOAN:

      This endorsement is attached to and made part of your Policy as of its date of issue or as of the date shown below. If attached after the date of issue any new loans permitted on or after the date shown below will be governed by this endorsement; not by any loan endorsement with an earlier effective date. The dollar value of the Policy in the General Account (i.e. GA) is herein called the "General Account Value" or "GAV". The Owner of the Policy is herein called "the Borrower", "you", or "your". Security Benefit Life Insurance Company is herein called "SBL", "we", or "our".

      Prior to the scheduled start of retirement annuity installments (i.e. the maturity date), SBL will lend an amount applied for to the Owner subject to the limitations, interest rates, and repayment procedures set out in this endorsement and in the loan agreement between the Owner and SBL. All annuity policy loans must be repaid before the start of retirement annuity installments (i.e. the maturity date).

      Any new loan will be secured by part or all of the GAV equal to the amount of the loan. This GAV will be the collateral for the loan. Any new loan must be for at least twenty-five hundred dollars ($2500.00). At the time of loan approval the sum of the following may not exceed the dollar value limit on debt specified herein: (1) all outstanding principal and interest on prior loans under all loan endorsements attached to the Policy; plus (2) the current loan applied for. Only two new loans will be permitted per policy year. All loans under this and prior loan endorsements must be repaid as specified in the loan agreement and endorsement. All loans must be repaid before the beginning of retirement annuity installments (i.e. the maturity date) under the Policy. Except for cases that qualify under the Internal Revenue Code as determined by SBL, all loans must be repaid within 5 years of approval. All loan repayments must be scheduled to be paid in equal amounts on the same day of each calendar month or calendar quarter. For monthly repayments the first scheduled repayment may not be later than 30 days after the date of approval of the loan application by SBL. For quarterly repayments, the first scheduled repayment may not be later than 90 days after the date of approval of the loan application by SBL. Before a loan is permitted a written application and loan agreement must be received by SBL. The written application and loan agreement must be completed on a form acceptable to SBL. At the time of loan approval a fee of ten dollars ($10.00) will be charged and must be submitted with the loan application. Other loan arrangements may be made, but only with the advance approval of SBL. SBL may postpone final approval or disapproval of a loan for up to six months after the application for a loan is received.

      If a loan is not repaid as specified and scheduled herein and in the loan agreement SBL may withdraw or surrender the amount of GAV from the Policy necessary to pay the late payment and interest thereon from the scheduled payment date to the withdrawal date. Any surrender or withdrawal charges required under the Policy will be imposed in addition to the loan repayment and interest. If the Policy provides for a free withdrawal factor (i.e. a FWF), the surrender or withdrawal charges will be calculated assuming a FWF of zero. The amount of GAV surrendered or withdrawn to pay for the repayment and interest will first be surrendered from the GAV acting as collateral for the loan. If the GAV acting as collateral is insufficient, amounts will be surrendered from the remaining GAV. The amount of GAV surrendered or withdrawn to pay the surrender charges will be taken from the GAV not acting as collateral for a loan. If the remaining GAV is insufficient for repayments, interest or surrender charges, SBL may surrender amounts from the dollar value of the Policy in the Separate Account (i.e. SA).

INTERNAL REVENUE CODE:

      SBL makes no representations or guarantees as to the tax effect a loan may have on the Borrower. SBL suggests that the Borrower consult independent tax counsel for specific advice.

INTEREST RATES AND REPAYMENT PROCEDURES:

      The loan rate of interest on loans approved after the effective date of this endorsement will be an effective annual rate of six and one-half percent (6.5%). The GAV acting as collateral for a loan will be credited with an effective annual interest rate of four and one-half percent (4.5%). Interest will be charged each day that the debt (i.e. principal of loan outstanding plus interest) is not repaid. The GAV acting as collateral will be credited with interest each day that the debt remains unrepaid. Payments on the debt will decrease the amount of the debt and reduce the amount of GAV securing the loan. The debt may be repaid in full at any time. Any loan repayment must be identified as such by the Borrower to prevent confusion of the payment with a normal purchase payment into the GA. The payments on the debt, when received, will be allocated to the value of the Policy in the GA and Series of the SA in the same relationship as then currently applicable to normal purchase payments.

V6047L (12-86)

DOLLAR VALUE LIMIT ON DEBT:

      The total outstanding debt under this and all prior endorsements may not exceed:

            1. Seventy-five percent (75%) of the GAV, if the GAV is less than or equal to thirteen thousand three hundred thirty-three dollars and thirty-three cents ($13,333.33).

            2. Ten thousand dollars ($10,000.00), if the GAV is greater than $13,333.33 but less than twenty thousand dollars ($20,000.00).

            3.    Fifty percent (50%) of the GAV, if the GAV is $20,000 or more.

OTHER EFFECTS ON POLICY PROVISIONS:

      The Borrower's total value in the GA will be terminated or surrendered if the total debt under this and all prior endorsements at any time equals or exceeds the total value for which the GA may be surrendered plus interest that will be paid and less charges that will be assessed in the next thirty-one (31) days. If the policy provides for a FWF, the charges will be made based on a FWF of zero. The GAV will become the property of SBL 31 days after notice of termination has been mailed to the Borrower at the last address known to SBL The debt will then be reduced by the amount of the termination or surrender value of the GA. If this is not sufficient to repay the total debt, the remaining amount will be surrendered from the value of the Policy in the SA.

      During the existence of a loan, that part of the GAV securing the loan will have a guaranteed interest rate as specified in the Policy but not in excess of 4.5%.

      The maturity date or date that annuity installments are to begin under the Policy cannot be changed to be earlier than the latest final repayment date under any outstanding loan.

      In the following cases the GAV remaining may not be less than the GAV necessary to meet the dollar value limit on debt required for the then total current outstanding debt:

            1.    After a transfer of part of the GAV to any Separate Account.

            2.    After a partial withdrawal or surrender from the GAV.

      If the Policy contains the two following provisions, the part which may be withdrawn free of charge will be reduced by the ratio which the total outstanding debt bears to the GAV as of the time of withdrawal:

            1.    Policy provides for withdrawal or surrender charges.

            2.    Policy allows withdrawal of part of the GAV free of charge.

      In the following cases the amount otherwise receivable will be reduced by any outstanding debt and withdrawal or surrender charges on the amount withdrawn to repay the debt if applicable:

            1.    Death of the Annuitant.

            2.    Total surrender of the GAV or termination of the GA.

            3.    Application of the GAV under a settlement option.

            4.    Maturity of the Policy.

            5.    Attachment, levy or other involuntary transfer of the GA.

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                                       /s/ John F. Guyot

                                                       Secretary

----------
Endorsement Effective Date,  if other than
Date of Issue of Policy.      '

                                                                     15-60470-02

                             TAX-SHELTERED ANNUITY
                                  ENDORSEMENT

TAX-SHELTERED         This Contract is established as a Tax-Sheltered Annuity
ANNUITY               ("TSA") under Section 403(b) of the Internal Revenue Code
ENDORSEMENT           of 1986, as amended (the "Code") or any successor
                      provision, pursuant to the Owner's request in the application. Accordingly, this Endorsement is attached to and made part of the Contract as of its issue date or, if later, the date shown below. If this is a group contract, references to the "Owner" and to the "Contract" shall, respectively, be deemed to include the Participant and the Participant's Certificate where appropriate.

TAX-SHELTERED         To ensure treatment as a TSA, this Contract will be
ANNUITY PROVISIONS    subject to the requirements of Code Section 403(b), which
                      are briefly summarized below:

CONTRIBUTION                (a)   Purchase Payments made on behalf of the Owner
LIMITATIONS                       pursuant to a salary reduction agreement when
                                  added to "elective deferral" contributions under all other plans, contracts or arrangements in which the Owner participates, may not exceed the annual limitation on such contributions as provided in Code Section
                                  401(a)(30).

                            (b) Purchase Payments applied to the Contract on behalf of the Owner which exceed the applicable "exclusion allowance" (within the meaning of Code Section 403(b)(2)) or the limitations contained in Code Section 415 shall not be excludable from gross income.

                            (c) Purchase Payments that exceed any of the foregoing limitations may be returned, distributed or otherwise corrected using any method permissible under the Code.

NONDISCRIMINATION           (a)   Except if this Contract is purchased by a
REQUIREMENTS                      "church" (within the meaning of Code Section
                                  3121(w)), the Plan must satisfy the
                                  nondiscrimination requirements of Code Section
                                  403(b)(12).

                            (b) Purchase Payments not made pursuant to a salary reduction agreement will satisfy the nondiscrimination requirements of Code Section 403(b)(12) provided they satisfy the requirements of Code Section 401(a)(4) (nondiscrimination in contributions), Code
                                  Section 401(a)(5) (permitted disparity), Code
                                  Section 401(a)(17) (annual limit on
                                  compensation), Code Section 401(m) (average contribution percentage test) and Code Section 410(b) (coverage).

                            (c) Purchase Payments made pursuant to a salary reduction agreement will satisfy the nondiscrimination requirements of Code Section 403(b)(12) provided that every employee of the Employer sponsoring the Plan, may elect to make Purchase Payments of more than $200 pursuant to a salary reduction agreement.

DISTRIBUTION                (a)   Distributions attributable to Purchase
RESTRICTIONS AND                  Payments made pursuant to a salary reduction
REQUIREMENTS                      agreement may be made only when the Owner
                                  attains age 59 1/2, separates from service, dies, becomes "disabled" (within the meaning of Code Section 403(b)(11)) or incurs a hardship. A distribution made due to a hardship may not include income attributable to such Purchase Payments.

6832A (R9-96)                        -1-                                SP 83261

                            (b) Distributions from this Contract must comply with the minimum distribution and incidental death benefit requirements of Code Section 403(b)(10). Accordingly, an Owner's entire interest under the Contract generally must be distributed (or begin to be distributed) by April 1 of the calendar year following the later of (i) the calendar year in which the Owner attains age 70 1/2, or (ii) the calendar year in which the Owner retires (the "Required Beginning Date").

                                  Distributions commencing not later than the Required Beginning Date may be made over the life of the Owner or over the lives of the Owner and his or her Designated Beneficiary (or over a period not extending beyond the life expectancy of the Owner or the life expectancy of the Owner and his or her Designated Beneficiary).

                            (c) If the Owner dies before distribution of his or her interest in the Contract has begun in accordance with paragraph (b) above, the Owner's entire interest must be distributed within five years, unless: (i) such interest is distributed to a Designated Beneficiary over his or her life (or over a period not extending beyond such Designated Beneficiary's life expectancy); and (ii) such distribution begins not later than one year after the Owner's death. If the Designated Beneficiary is the Owner's surviving spouse, the date on which the distributions are required to begin shall not be earlier than the date on which the Owner would have attained age 70 1/2.

                            (d) If the Owner dies after distribution of his or her interest in this Contract has begun in accordance with paragraph (b) above but before his or her entire interest has been distributed, the remaining interest must be distributed at least as rapidly as under the method of distribution being used prior to the Owner's death.

                            (e) All distributions must comply with a method of distribution offered by the Company under this Contract.

                            (f) If the Owner receives a distribution from this Contract that qualifies as an "eligible rollover distribution" (within the meaning of Code Section 402(f)(2)(A)) and elects to have such distribution paid directly to an "eligible retirement plan" (within the meaning of Code Section 402(c)), such distribution shall be made in the form of a direct transfer to the eligible retirement plan. The Company may establish reasonable administrative rules applicable to such direct transfers.

NONFORFEITABILITY           (a)   The Owner's rights under this Contract shall
                                  be nonforfeitable except for failure to pay future Premiums.

                            (b) This Contract may not be transferred, sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purposes to any person other than the Company.

MULTIPLE                    (a)   If for any taxable year an Owner is covered by
CONTRACTS                         this Contract and any other TSA, all such
                                  contracts shall be treated as a single
                                  contract.

                                       -2-                             SP 683261

PLAN PROVISIONS       The Plan, including certain Plan provisions required by
                      the Employee Retirement Income Security Act of 1974 or other applicable law, may limit the Owner's rights under this Contract. The Plan provisions may:

                            (a)   Limit the Owner's right to make Purchase
                                  Payments;

                            (b) Restrict the time when the Owner may elect to receive payments under this Contract;

                            (c) Require the consent of the Owner's spouse before the Owner may elect to receive payments under this Contract;

                            (d) Require that all distributions be made in the form of a joint and survivor annuity for the Owner and the Owner's spouse unless both consent to a different form of distribution;

                            (e)   Require that the Owner's spouse be the
                                  Designated Beneficiary;

                            (f) Require that the Owner remain employed by the Employer sponsoring the Plan for a specified period of time before the Owner's rights under this Contract become fully vested; or

                            (g) Otherwise restrict the Owner's exercise of rights under the Contract or give the Employer sponsoring the Plan (or a Plan representative) the right to exercise certain rights on the Owner's behalf.

                      No such Plan provision shall limit an Owner's rights under this Contract, unless the Employer sponsoring the Plan has provided the Company with written notification of such provision. In no event shall any such Plan provision enlarge the Company's obligations under this Contract.

TAX CONSEQUENCES            (a)   The Company will not incur any liability or be
                                  responsible for the timing, purpose or
                                  propriety of any contribution or distribution;
                                  any tax or penalty imposed on account of any such contribution or distribution; or any other failure, in whole or in part, by the Owner or the Employer to comply with the provisions set forth in the Code or any other law.

ADMINISTRATION        The Company does not act as the Administrator of the Plan.
                      Accordingly, the Company will not incur any liability or be responsible for interpreting the Plan or deciding any questions arising thereunder.

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                                       /s/ John F. Guyot

                                                       Secretary

----------
Endorsement Effective Date
(If Other Than Issue Date)

6832A (R9-96)                          -3-                             SP 683261

                                   ENDORSEMENT

ENDORSEMENT           This Endorsement is attached to and made part of this
                      Policy as of its Issue Date or, if later, the date shown below.

FEES & CHARGES        The "Fees & Charges" section of the Policy is amended by
                      adding the following: The $30.00 per year fee will not be charged during a Policy Year, provided that: (1) the Policy has been in force for eight Policy Years or more;
                      and (2) Policy Value on December 31 of that Policy Year
                      (or in the event the Policy is terminated, on the date of termination) is $25,000 or more.

BENEFIT AMOUNT        The "Benefit Amount" section of the Policy is deleted in
                      its entirety and replaced with the following: If the Annuitant dies prior to the Maturity Date, a Death Benefit will be paid to the Beneficiary when: (1) due proof of death, satisfactory to SBL; and (2) instructions regarding payment, are received at the Home Office.

                      If the age of the Annuitant was 75 or less on the Policy Date, the Death Benefit will be the greatest of: (1) the sum of all purchase payments, less any premium taxes due or paid by SBL and less the sum of all Termination Values paid; (2) the Policy Value on the date due proof of death and instructions regarding payment are received at the Home Office, less any premium taxes due or paid by SBL; or
                      (3) the Stepped-Up Death Benefit described below.

                      The Stepped-Up Death Benefit is:

                      1. the largest Policy Value on any Policy Anniversary that is both an exact multiple of six and occurs prior to the Annuitant reaching age 76; plus

                      2. any purchase payments received since the applicable sixth Policy Anniversary; less

                      3. any reductions caused by Termination Values paid since the applicable sixth Policy Anniversary; less

                      4.    any premium taxes due or paid by SBL.

                      For policies in effect for six Policy Years or more as of May 1, 1991, the Policy Value on the Policy Anniversary immediately preceding May 1, 1991, will be used as the sixth Policy Anniversary in determining the Stepped-Up Death Benefit.

                      If the age of the Annuitant on the Policy Date was 76 or more, the Death Benefit will be the greater of: (1) the sum of all purchase payments, less any premium taxes due or paid by SBL and less the sum of all Termination Values paid; (2) the Policy Value on the date due proof of death and instructions regarding payment are received at the Home Office, less any premium taxes due or paid by SBL.

V 6050 (3-96)                                                          SP 605011

BENEFIT AMOUNT        If a lump sum payment is requested, the payment will be
(Continued)           made in accordance with any laws and regulations that
                      govern the payment of Death Benefits.

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                                       /s/ John F. Guyot

                                                       Secretary

July 1, 1996
--------------------------
Endorsement Effective Date
(If Other Than Issue Date)

                                                                       SP 605011

NOTICE: CONSULT YOUR TAX ADVISOR PRIOR TO REQUESTING THIS BENEFIT. RECEIPT OF BENEFITS UNDER THIS ENDORSEMENT MAY BE SUBJECT TO AN IRS 10% PENALTY TAX IN ADDITION TO ANY INCOME TAX THAT MAY BE DUE.

                            WITHDRAWAL CHARGE WAIVER
                                  ENDORSEMENT

ENDORSEMENT           This Endorsement is attached to and made part of this
                      Contract/Policy (the "Policy") as of: (1) its Issue Date;
                      or (2) if later, the date shown below. The Policy is changed by adding the following:

WAIVER OF             Security Benefit Life Insurance Company ("SBL") will waive
WITHDRAWAL CHARGES    the Withdrawal Charge on any full or partial Withdrawal of
                      Contract Value/Policy Value if: (1) the Owner has been confined to a "Hospital" or "Qualified Skilled Nursing
                      Facility" for at least 90 consecutive days immediately prior to the date of such Withdrawal and is so confined when the request to withdraw is received by SBL; (2) such confinement began after the Issue Date; and (3) the request to withdraw is received along with: (a) a properly completed claim form; and (b) a written statement by a licensed physician that certifies such confinement is a medical necessity and is due to illness or infirmity. Such written statement must be approved by SBL.

                      SBL reserves the right to have the Owner examined by a physician of SBL's choice and at SBL's expense to determine if the Owner is eligible for the Withdrawal Charge Waiver. SBL reserves the right to require the claim form and written statement described in 3(a) and (b) above with each request to withdraw.

DEFINITIONS           A "Hospital" is: (1) an institution that is licensed as
                      such by the Joint Commission of Accreditation of Hospitals; or (2) any lawfully operated institution that provides: (a) in-patient treatment of sick and injured persons through medical, diagnostic and surgical facilities directed by a staff of physicians; and (b) 24 hour nursing services. A "Qualified Skilled Nursing
                      Facility" must be licensed by the state to provide, on a daily basis, convalescent or chronic care for in-patients who, by reason of illness or infirmity, are not able to care for themselves.

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                                       /s/ John F. Guyot

                                                       Secretary

----------
Endorsement Effective Date
(If Other Than Issue Date)

V6051   (3-96)                                                          SP 60511

                                    AMENDMENT

The "Ownership of Separate Account" provision on page 11 of this Policy is amended by the addition of the following:

      SBL will send the Owner at least once each year any report required by law.

The "Accumulation Unit Values" provision on page 12 of this Policy is amended by the addition of the following:

      The value of an accumulation unit may increase or decrease in dollar amount.

Attached to and made a part of this Policy on the Policy Date.

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                                       /s/ John F. Guyot

                                                       Secretary

                                                                     15-68190-00
Form  6819 (6-82)                                                      SP  68194

--------------------------------------------------------------------------------
ENDORSEMENT
--------------------------------------------------------------------------------

This Endorsement is attached to and made part of this Contract as of the Policy Date, or if later, the date shown below. Terms not defined herein have the meaning given to them in the Contract.

The Section, "Fees & Charges," is amended to provide as follows. The annual fee set forth under the Section, "Fees & Charges," shall be deducted at each Policy Date anniversary. The annual fee shall be deducted from the Series of the Separate Account and the General Account. The annual fee shall be deducted in the same proportion that the Policy Value is allocated to the Series and the General Account.

Also, the Section, "Method of Charging," is changed to provide that any Transfer Fee or Allocation Fee will be deducted from the Series of the Separate Account and the General Account. Such fee shall be deducted in the same proportion that the Policy Value is allocated to the Series and the General Account. Any terms of the "Method of Charging" that do not agree with this Endorsement shall be deleted.

Also, the Section, "Termination Value," as set forth in the Nonforfeiture section of the Contract shall be changed. That Section now provides that any withdrawals shall be made from the Series of the Separate Account and the General Account. Such withdrawal shall be made in the same proportion that the Policy Value is allocated to the Series and the General Account.

SECURITY BENEFIT LIFE INSURANCE COMPANY

/s/ John F. Guyot

Secretary

Endorsement Start Date
(If Other Than Contract Date)

                                                          (LOGO)
                                                          SECURITY BENEFIT(SM)
                                                          LIFE INSURANCE COMPANY

                       A BRIEF DESCRIPTION OF THIS POLICY

This is a RETIREMENT ANNUITY POLICY:

- Benefit installments begin on the maturity date using the method as shown on the Policy Specification spages.

-     Death Benefit is payable if the Annuitant dies prior to the Maturity Date.

- Flexible purchase payments are payable until the Maturity Date or until the prior death of the Annuitant.

ALL PAYMENTS AND VALUES PROVIDED BY THIS POLICY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                     SECURITY BENEFIT LIFE INSURANCE COMPANY
                                Security Benefit
                One Security Benefit Place, Topeka, KS 66636-0001
                                 1-800-888-2461

                                                                       BP 6009N4